UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	83-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2026, NextNRG, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Michael D. Farkas, the Company’s Chief Executive Officer and Executive Chairman and a significant stockholder of the Company. Pursuant to the terms of the SPA, the Company issued 260,000 shares of common stock to Mr. Farkas at a price per share of $0.386, for an aggregate purchase price of $100,360 (the “Purchase Price”). In lieu of delivering the Purchase Price, Mr. Farkas absolved the Company of liabilities totaling $100,360 owed to Mr. Farkas pursuant to that certain promissory note, dated March 7, 2024, issued by the Company in favor of Mr. Farkas (the “2024 Note”).

Item 1.02. Termination of a Material Definitive Agreement.

On June 16, 2026, the Company and Mr. Farkas agreed to terminate the 2024 Note upon the issuance, on June 16, 2026, of 260,000 shares of the Company’s common stock pursuant to the SPA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated June 16, 2026, between the registrant and Michael D. Farkas..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: June 18, 2026	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer